Exhibit 99.2


                  CHINA DIRECT ADDS WEBCAST TO CONFERENCE CALL

                         11:00AM ET MONDAY, APRIL 23RD?

Friday April 20, 10:49 am ET

COOPER CITY, FL--(MARKET WIRE)--Apr 20, 2007 -- China Direct Trading Corp. (OTC BB:CHDT.OB - News) (China Direct), a Florida corporation, has added a webcast capability to their previously announced investor conference call on Monday, April 23rd at 11AM Eastern Time.

To access the conference call via the internet, please click on the following link immediately prior to the call: http://www.vcall.com/IC/CEPage.asp?ID=116216 A webcast replay of the call will be archived and available until April 23, 2008.

The telephone dial-in number is: (319) 632-1100 and participants will enter 260372# to access the call. The call will be recorded and available for two weeks at playback number: (641) 985-5006 with access code 260372#. A transcript of the call will also be made available at the www.chdt.us website.

The call will review earnings as well as focus on 2007 business opportunities.

About China Direct: China Direct (http://www.chdt.us) is a holding company engaged through its operating subsidiaries in the following business lines:
Capstone Industries, Inc. (www.capstoneindustries.com) is engaged in product development, manufacturing, distribution, logistics and product placement to importers, theme parks, and mass retail of souvenirs, gifts, and consumer products. Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.




CONTACT:
     Contact:
     China Direct
     Rich Schineller
     (646) 257-3969
     rich@CHDT.us